Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 22, 2019 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2019 financial results

•	NextEra Energy delivers strong third-quarter financial and operational results

•	Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in 8% growth in regulatory capital employed

•	Gulf Power Company's cost-reduction initiatives and smart capital investments remain on track

•	NextEra Energy Resources adds approximately 1,375 megawatts of renewables projects to its backlog, which now totals more than 12,300 megawatts

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2019 third-quarter net income attributable to NextEra Energy on a GAAP basis of $879 million, or $1.81 per share, compared to $1.005 billion, or $2.10 per share, for the third quarter of 2018. On an adjusted basis, NextEra Energy's 2019 third-quarter earnings were $1.163 billion, or $2.39 per share, compared to $1.038 billion, or $2.17 per share, in the third quarter of 2018.

Adjusted earnings for these periods exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; non-qualifying hedges; NextEra Energy Partners, LP net investment gains; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); operating results from the Spain solar projects; and acquisition-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered strong third-quarter results and, building upon the solid progress made in the first half of the year, remains well-positioned to meet our overall objectives for the year," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by approximately 10% year-over-year, reflecting strong execution at Florida Power & Light Company, Gulf Power Company and NextEra Energy Resources. FPL executed well on behalf of customers while responding to Hurricane Dorian, a devastating and slow-moving major hurricane. Our deepest sympathies are with our neighbors in the Bahamas who have been affected by this deadly and dangerous storm. At Gulf Power, we continue to execute on the integration and capital investment plan to create long-term customer and shareholder value. NextEra Energy Resources continues to capitalize on one of the best environments for renewables development in our history, with our backlog increasing by approximately 1,375 megawatts. Overall, we are pleased with the progress we are making at NextEra Energy. I will be disappointed if we are not able to deliver growth at or near the top end of our adjusted earnings per share expectations range in 2022."

Florida Power & Light Company
FPL, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, reported third-quarter 2019 net income of $683 million, or $1.40 per share, compared to $654 million, or $1.37 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.4 billion in the third quarter of 2019 and full-year capital investments are expected to be between $5.7 billion and $6.1 billion. Regulatory capital employed increased by approximately 8% year-over-year. During the third quarter of 2019, FPL's average number of customers increased by approximately 100,000 from the prior-year comparable quarter.

FPL continues to identify smart capital investments in clean, efficient, modernized generation, as well as a stronger and smarter grid, to further enhance its already best-in-class customer value proposition of low bills, high reliability, award-winning customer service and a clean emissions profile. FPL's typical residential electric bill remains nearly 30% below the national average and the lowest among all of the Florida investor-owned utilities, while maintaining best-in-class service reliability and an emissions profile that is among the cleanest in the nation.

All of FPL's major capital projects, including one of the largest solar expansions ever in the U.S., are progressing well. Construction on the 10 solar sites, with a combined capacity of approximately 750 megawatts (MW), remain on track and on budget to begin providing cost-effective energy to FPL customers in early 2020. These projects are part of FPL's groundbreaking "30-by-30" plan to install more than 30 million solar panels by 2030, which will result in approximately 10,000 MW of incremental solar capacity on FPL's system. The solar development will also help FPL, which is already among the cleanest utilities in the U.S., achieve a 2030 CO2 emissions rate reduction target of 67% versus the 2005 U.S. electric industry average. Beyond solar, construction on the highly efficient, roughly 1,200-MW Dania Beach Clean Energy Center continues to advance toward its projected commercial operation date in 2022.

During the quarter, FPL responded to Hurricane Dorian, a Category 5 hurricane that caused catastrophic damage to the Bahamas. While Florida was fortunate to avoid significant harm and damage from Dorian, as the storm approached the U.S. East Coast, Dorian was forecast to make landfall within FPL's service territory as a devastating major hurricane, which could have resulted in countless Floridians and an estimated 4 million FPL customers suffering extensive damage. In preparation for the hurricane and as part of its proven restoration plan, FPL assembled and pre-positioned a workforce of approximately 17,000. While FPL's service territory was only hit by the strong outer bands of the storm, the significant investments FPL has made to build a stronger, smarter grid paid off for customers by limiting the damage and significantly speeding restoration efforts. FPL quickly restored power to more than 160,000 customers and the peak number of outages was just over 11,000 at any given time during the storm. In addition, FPL's smart grid technology helped avoid more than 37,000 outages and, in some cases, allowed FPL to restore power to customers before it was safe to send crews into the field.

Gulf Power Company
Gulf Power, NextEra Energy's recently acquired rate-regulated electric utility subsidiary that serves more than 460,000 customers in eight counties throughout northwest Florida, reported third-quarter 2019 net income on a GAAP basis of $76 million, or $0.16 per share. On an adjusted basis, Gulf Power's earnings for the third quarter of 2019 were $80 million, or $0.16 per share.

The Gulf Power integration continues to progress well, and the team remains focused on improving the Gulf Power customer value proposition by providing lower costs, higher reliability, outstanding customer service and clean energy solutions.

Gulf Power's capital expenditures were approximately $225 million in the third quarter of 2019. Gulf Power's full-year capital investments are expected to be between $700 million and $800 million, and the overall capital program is advancing well.

All of Gulf Power's cost-reduction initiatives and major capital investments remain on track. The North Florida Resiliency Connection and the Plant Crist coal-to-natural gas conversion continue to progress well. The 74.5-MW Blue Indigo Solar Energy Center, which is Gulf Power's first solar development project, is expected to go in-service in early 2020 and generate significant customer savings over its lifetime.

During the third quarter of 2019, Gulf Power's average number of customers was roughly flat to the comparable prior-year quarter.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a third-quarter 2019 contribution to net income attributable to NextEra Energy on a GAAP basis of $367 million, or $0.75 per share, compared to $212 million, or $0.44 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2019 were $424 million, or $0.87 per share, compared to $346 million, or $0.73 per share, for the third quarter of 2018.

The NextEra Energy Resources team delivered another excellent period of wind and solar origination, increasing its backlog by approximately 1,375 MW, including 285 MW of wind, 747 MW of solar and 341 MW of battery storage. The current backlog now stands at approximately 12,300 MW, which is the largest backlog in the company's roughly 20-year development history. NextEra Energy Resources also successfully commissioned three repowering projects totaling nearly 400 MW.

In addition, NextEra Energy Resources today announced that it has signed a precedent agreement for the approximately 50-mile, 16-inch intrastate Lowman Pipeline. The pipeline would supply natural gas under a 40-year firm capacity agreement to PowerSouth Energy Cooperative's approximately 700-MW Lowman Energy Center in southern Alabama. The project, which will support a coal-to-gas modernization, is expected to provide meaningful benefits to both PowerSouth members through reduced energy costs and to the environment through reduced emissions. The project, which would be wholly owned by NextEra Energy Resources, is advancing through the development phase and has a targeted in-service date in mid-2022, subject to the receipt of regulatory approvals.

Corporate and Other
In the third quarter of 2019 on a GAAP basis, Corporate and Other earnings decreased $0.79 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the third quarter of 2019 declined $0.11 compared to the prior-year quarter.

Outlook
In 2019, NextEra Energy continues to expect adjusted earnings per share to be at or near the top of its previously disclosed compound annual growth rate of 6% to 8%, off the 2018 base of $7.70 per share, which, if achieved, would result in adjusted earnings per share of $8.32. NextEra Energy also continues to expect its adjusted earnings per share compound annual growth rate to be in a range of 6% to 8% through 2021, off the 2018 adjusted earnings per share of $7.70, plus accretion of $0.15 and $0.20 in

2020 and 2021, respectively, from the Florida acquisitions. For 2022, NextEra Energy expects to grow 6% to 8%, off 2021 adjusted earnings per share, translating to a range of $10.00 to $10.75 per share.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; NextEra Energy Partners, LP net investment gains; the operating results from the Spain solar projects; and acquisition-related expenses. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's third-quarter 2019 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the third-quarter 2019 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold; and Gulf Power Company, which serves more than 460,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2019 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; the inability to realize the anticipated benefits of the Gulf Power Company acquisition; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or through expected shutdown; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2018 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,491	$440	$1,619	$22	$5,572
Operating Expenses (Income)
Fuel, purchased power and interchange	943	160	203	(40)	1,266
Other operations and maintenance	345	61	406	51	863
Depreciation and amortization	853	73	343	26	1,295
Losses (gains) on disposal of businesses/assets - net	(1)	—	6	(3)	2
Taxes other than income taxes and other - net	378	38	126	11	553
Total operating expenses - net	2,518	332	1,084	45	3,979
Operating Income (Loss)	973	108	535	(23)	1,593
Other Income (Deductions)
Interest expense	(152)	(13)	(209)	(372)	(746)
Equity in earnings (losses) of equity method investees	—	—	(90)	—	(90)
Allowance for equity funds used during construction	11	1	—	2	14
Interest income	2	2	10	2	16
Gains on disposal of investments and other property - net	—	—	6	—	6
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	1	—	1
Other net periodic benefit income	—	—	—	50	50
Other - net	—	(1)	12	1	12
Total other income (deductions) - net	(139)	(11)	(270)	(317)	(737)
Income (Loss) before Income Taxes	834	97	265	(340)	856
Income Tax Expense (Benefit)	151	21	(21)	(93)	58
Net Income (Loss)	683	76	286	(247)	798
Net Loss Attributable to Noncontrolling Interests	—	—	81	—	81
Net Income (Loss) Attributable to NextEra Energy, Inc.	$683	$76	$367	$(247)	$879
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$683	$76	$367	$(247)	$879
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(8)	294	286
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(2)	—	(2)
Impact of income tax rate change on differential membership interests	—	—	30	—	30
NEP investment gains - net	—	—	68	—	68
Operating income of Spain solar projects	—	—	(3)	—	(3)
Acquisition-related	—	4	—	8	12
Less related income tax expense (benefit)	—	—	(28)	(79)	(107)
Adjusted Earnings (Loss)	$683	$80	$424	$(24)	$1,163
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.40	$0.16	$0.75	$(0.50)	$1.81
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.02)	0.61	0.59
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	—	—	—
Impact of income tax rate change on differential membership interests	—	—	0.06	—	0.06
NEP investment gains - net	—	—	0.14	—	0.14
Operating income of Spain solar projects	—	—	(0.01)	—	(0.01)
Acquisition-related	—	—	—	0.02	0.02
Less related income tax expense (benefit)	—	—	(0.05)	(0.17)	(0.22)
Adjusted Earnings (Loss) Per Share	$1.40	$0.16	$0.87	$(0.04)	$2.39
Weighted-average shares outstanding (assuming dilution)					486

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(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(b) After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$—	$—	$(7)	$(0.02)	$218	$0.45	$211	$0.43
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(2)	$—	$—	$—	$(2)	$—
Impact of income tax rate change on differential membership interests	$—	$—	$22	$0.05	$—	$—	$22	$0.05
NEP investment gains - net	$—	$—	$48	$0.10	$—	$—	$48	$0.10
Operating income of Spain solar projects	$—	$—	$(4)	$(0.01)	$—	$—	$(4)	$(0.01)
Acquisition-related	$4	$—	$—	$—	$5	$0.01	$9	$0.01

NextEra Energy, Inc.
Condensed Consolidated Statements of Income(a)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2018	FPL	NEER	Corporate and Other(b)	NextEra Energy
Operating Revenues	$3,399	$1,018	$(1)	$4,416
Operating Expenses (Income)
Fuel, purchased power and interchange	941	172	(30)	1,083
Other operations and maintenance	383	410	37	830
Depreciation and amortization	806	308	18	1,132
Losses (gains) on disposal of businesses/assets - net	(2)	(6)	2	(6)
Taxes other than income taxes and other - net	354	40	15	409
Total operating expenses - net	2,482	924	42	3,448
Operating Income (Loss)	917	94	(43)	968
Other Income (Deductions)
Interest expense	(136)	(110)	78	(168)
Equity in earnings (losses) of equity method investees	—	116	6	122
Allowance for equity funds used during construction	23	—	1	24
Interest income	1	8	2	11
Gains on disposal of investments and other property - net	—	31	—	31
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	30	—	30
Other net periodic benefit income	—	—	37	37
Other - net	1	11	(1)	11
Total other income (deductions) - net	(111)	86	123	98
Income (Loss) before Income Taxes	806	180	80	1,066
Income Tax Expense (Benefit)	152	32	(59)	125
Net Income (Loss)	654	148	139	941
Net Loss Attributable to Noncontrolling Interests	—	64	—	64
Net Income (Loss) Attributable to NextEra Energy, Inc.	$654	$212	$139	$1,005
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$654	$212	$139	$1,005
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	137	(102)	35
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(32)	—	(32)
Tax reform-related	—	42	(17)	25
NEP investment gains - net	—	28	—	28
Operating income of Spain solar projects	—	(9)	—	(9)
Acquisition-related	—	—	13	13
Less related income tax expense (benefit)	—	(32)	5	(27)
Adjusted Earnings (Loss)	$654	$346	$38	$1,038
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(d)	$1.37	$0.44	$0.29	$2.10
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	0.30	(0.21)	0.09
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(0.06)	—	(0.06)
Tax reform-related	—	0.09	(0.04)	0.05
NEP investment gains - net	—	0.06	—	0.06
Operating income of Spain solar projects	—	(0.02)	—	(0.02)
Acquisition-related	—	—	0.03	0.03
Less related income tax expense (benefit)	—	(0.08)	—	(0.08)
Adjusted Earnings (Loss) Per Share	$1.37	$0.73	$0.07	$2.17
Weighted-average shares outstanding (assuming dilution)				477

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(a) Amounts have been retrospectively adjusted for an accounting standards update related to leases.
(b) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(c) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$106	$0.22	$(79)	$(0.17)	$27	$0.05
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(23)	$(0.04)	$—	$—	$(23)	$(0.04)
Tax reform-related	$36	$0.08	$(17)	$(0.04)	$19	$0.04
NEP investment gains - net	$18	$0.04	$—	$—	$18	$0.04
Operating income of Spain solar projects	$(3)	$(0.01)	$—	$—	$(3)	$(0.01)
Acquisition-related	$—	$—	$(5)	$(0.01)	$(5)	$(0.01)

(d) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$9,267	$1,134	$4,192	$23	$14,616
Operating Expenses (Income)
Fuel, purchased power and interchange	2,478	420	508	(98)	3,308
Other operations and maintenance	1,070	191	1,166	149	2,576
Depreciation and amortization	2,005	180	997	65	3,247
Losses (gains) on disposal of businesses/assets - net	(4)	—	(375)	1	(378)
Taxes other than income taxes and other - net	1,033	110	238	6	1,387
Total operating expenses - net	6,582	901	2,534	123	10,140
Operating Income (Loss)	2,685	233	1,658	(100)	4,476
Other Income (Deductions)
Interest expense	(442)	(40)	(680)	(899)	(2,061)
Equity in earnings (losses) of equity method investees	—	—	(79)	(1)	(80)
Allowance for equity funds used during construction	46	1	—	4	51
Interest income	4	3	28	6	41
Gains on disposal of investments and other property - net	—	—	37	—	37
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	157	—	157
Other net periodic benefit income	—	—	—	136	136
Other - net	(1)	(1)	35	10	43
Total other income (deductions) - net	(393)	(37)	(502)	(744)	(1,676)
Income (Loss) before Income Taxes	2,292	196	1,156	(844)	2,800
Income Tax Expense (Benefit)	358	38	76	(216)	256
Net Income (Loss)	1,934	158	1,080	(628)	2,544
Net Loss Attributable to Noncontrolling Interests	—	—	250	—	250
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,934	$158	$1,330	$(628)	$2,794
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,934	$158	$1,330	$(628)	$2,794
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	248	682	930
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(165)	—	(165)
Impact of income tax rate change on differential membership interests	—	—	90	—	90
NEP investment gains - net	—	—	(173)	—	(173)
Operating income of Spain solar projects	—	—	(12)	—	(12)
Acquisition-related	—	22	—	27	49
Less related income tax expense (benefit)	—	(6)	1	(152)	(157)
Adjusted Earnings (Loss)	$1,934	$174	$1,319	$(71)	$3,356
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$4.00	$0.33	$2.75	$(1.30)	$5.78
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.51	1.41	1.92
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.34)	—	(0.34)
Impact of income tax rate change on differential membership interests	—	—	0.19	—	0.19
NEP investment gains - net	—	—	(0.36)	—	(0.36)
Operating income of Spain solar projects	—	—	(0.02)	—	(0.02)
Acquisition-related	—	0.05	—	0.05	0.10
Less related income tax expense (benefit)	—	(0.02)	—	(0.31)	(0.33)
Adjusted Earnings (Loss) Per Share	$4.00	$0.36	$2.73	$(0.15)	$6.94
Weighted-average shares outstanding (assuming dilution)					484

————————————
(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(b) After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$—	$—	$186	$0.38	$508	$1.05	$694	$1.43
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(118)	$(0.24)	$—	$—	$(118)	$(0.24)
Impact of income tax rate change on differential membership interests	$—	$—	$67	$0.14	$—	$—	$67	$0.14
NEP investment gains - net	$—	$—	$(134)	$(0.28)	$—	$—	$(134)	$(0.28)
Operating income of Spain solar projects	$—	$—	$(12)	$(0.02)	$—	$—	$(12)	$(0.02)
Acquisition-related	$16	$0.03	$—	$—	$49	$0.10	$65	$0.13

NextEra Energy, Inc.
Condensed Consolidated Statements of Income(a)
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2018	FPL	NEER	Corporate and Other(b)	NextEra Energy
Operating Revenues	$8,927	$3,414	$(4)	$12,337
Operating Expenses (Income)
Fuel, purchased power and interchange	2,418	469	(91)	2,796
Other operations and maintenance	1,115	1,197	136	2,448
Depreciation and amortization	1,865	900	54	2,819
Losses (gains) on disposal of businesses/assets - net	(5)	(51)	8	(48)
Taxes other than income taxes and other - net	989	137	23	1,149
Total operating expenses - net	6,382	2,652	130	9,164
Operating Income (Loss)	2,545	762	(134)	3,173
Other Income (Deductions)
Interest expense	(410)	(324)	(54)	(788)
Equity in earnings (losses) of equity method investees	—	344	27	371
Allowance for equity funds used during construction	64	—	4	68
Interest income	2	31	6	39
Gain on NEP deconsolidation	—	3,927	—	3,927
Gains on disposal of investments and other property - net	—	83	—	83
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	22	—	22
Other net periodic benefit income	—	—	139	139
Other - net	3	32	(5)	30
Total other income (deductions) - net	(341)	4,115	117	3,891
Income (Loss) before Income Taxes	2,204	4,877	(17)	7,064
Income Tax Expense (Benefit)	440	1,230	(68)	1,602
Net Income (Loss)	1,764	3,647	51	5,462
Net Loss Attributable to Noncontrolling Interests	—	754	—	754
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,764	$4,401	$51	$6,216
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,764	$4,401	$51	$6,216
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	57	(2)	55
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(28)	—	(28)
Tax reform-related	—	(556)	(14)	(570)
NEP investment gains - net	—	(3,785)	—	(3,785)
Operating income of Spain solar projects	—	(2)	—	(2)
Acquisition-related	—	—	13	13
Less related income tax expense (benefit)	—	1,051	5	1,056
Adjusted Earnings (Loss)	$1,764	$1,138	$53	$2,955
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(d)	$3.71	$9.18	$0.11	$13.00
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	0.13	—	0.13
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(0.06)	—	(0.06)
Tax reform-related	—	(1.15)	(0.03)	(1.18)
NEP investment gains - net	—	(7.92)	—	(7.92)
Operating income of Spain solar projects	—	(0.01)	—	(0.01)
Acquisition-related	—	—	0.03	0.03
Less related income tax expense (benefit)	—	2.22	—	2.22
Adjusted Earnings (Loss) Per Share	$3.71	$2.39	$0.11	$6.21
Weighted-average shares outstanding (assuming dilution)				476

————————————
(a) Amounts have been retrospectively adjusted for an accounting standards update related to leases.
(b) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(c) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$47	$0.10	$2	$—	$49	$0.10
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(21)	$(0.04)	$(2)	$—	$(23)	$(0.04)
Tax reform-related	$(412)	$(0.84)	$(17)	$(0.04)	$(429)	$(0.88)
NEP investment gains - net	$(2,882)	$(6.02)	$24	$0.05	$(2,858)	$(5.97)
Operating income of Spain solar projects	$5	$0.01	$—	$—	$5	$0.01
Acquisition-related	$—	$—	$(5)	$(0.01)	$(5)	$(0.01)

(d) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
September 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$53,425	$5,586	$32,371	$1,724	$93,106
Nuclear fuel	1,173	—	573	—	1,746
Construction work in progress	2,772	383	5,199	537	8,891
Accumulated depreciation and amortization	(13,695)	(1,609)	(9,086)	(358)	(24,748)
Total property, plant and equipment - net	43,675	4,360	29,057	1,903	78,995
Current Assets
Cash and cash equivalents	137	5	245	744	1,131
Customer receivables, net of allowances	1,354	192	1,139	32	2,717
Other receivables	290	6	517	(200)	613
Materials, supplies and fossil fuel inventory	741	131	565	14	1,451
Regulatory assets	426	118	—	(21)	523
Derivatives	7	—	551	22	580
Other	149	17	486	12	664
Total current assets	3,104	469	3,503	603	7,679
Other Assets
Special use funds	4,568	—	2,065	—	6,633
Investment in equity method investees	—	—	7,179	1	7,180
Prepaid benefit costs	1,460	—	—	(122)	1,338
Regulatory assets	2,594	431	9	365	3,399
Derivatives	—	—	1,647	2	1,649
Goodwill	298	—	607	3,224	4,129
Other	466	199	2,232	323	3,220
Total other assets	9,386	630	13,739	3,793	27,548
Total Assets	$56,165	$5,459	$46,299	$6,299	$114,222
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	10,852	1,014	11,850	(11,783)	11,933
Retained earnings	8,773	73	18,540	(2,551)	24,835
Accumulated other comprehensive loss	—	(1)	(54)	(126)	(181)
Total common shareholders' equity	20,998	1,764	30,336	(16,506)	36,592
Noncontrolling interests	—	—	3,522	60	3,582
Total equity	20,998	1,764	33,858	(16,446)	40,174
Redeemable noncontrolling interests	—	—	66	—	66
Long-term debt	14,144	1,411	3,224	17,365	36,144
Total capitalization	35,142	3,175	37,148	919	76,384
Current Liabilities
Commercial paper	445	155	—	1,915	2,515
Other short-term debt	—	—	—	240	240
Current portion of long-term debt	27	175	243	2,443	2,888
Accounts payable	779	143	1,963	(47)	2,838
Customer deposits	452	34	6	—	492
Accrued interest and taxes	773	81	219	42	1,115
Derivatives	14	3	213	9	239
Accrued construction-related expenditures	331	21	663	23	1,038
Regulatory liabilities	301	39	1	14	355
Other	622	119	649	204	1,594
Total current liabilities	3,744	770	3,957	4,843	13,314
Other Liabilities and Deferred Credits
Asset retirement obligations	2,276	99	1,054	9	3,438
Deferred income taxes	5,359	625	2,846	(721)	8,109
Regulatory liabilities	9,183	534	—	146	9,863
Derivatives	2	—	560	671	1,233
Other	459	256	734	432	1,881
Total other liabilities and deferred credits	17,279	1,514	5,194	537	24,524
Commitments and Contingencies
Total Capitalization and Liabilities	$56,165	$5,459	$46,299	$6,299	$114,222
————————————
(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2018	FPL	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$49,640	$31,273	$1,073	$81,986
Nuclear fuel	1,189	551	—	1,740
Construction work in progress	3,888	4,239	230	8,357
Accumulated depreciation and amortization	(13,218)	(8,364)	(167)	(21,749)
Total property, plant and equipment - net	41,499	27,699	1,136	70,334
Current Assets
Cash and cash equivalents	112	332	194	638
Customer receivables, net of allowances	1,026	1,259	17	2,302
Other receivables	284	454	(71)	667
Materials, supplies and fossil fuel inventory	670	553	—	1,223
Regulatory assets	447	—	1	448
Derivatives	—	563	1	564
Other	239	307	5	551
Total current assets	2,778	3,468	147	6,393
Other Assets
Special use funds	4,056	1,830	—	5,886
Investment in equity method investees	—	6,494	254	6,748
Prepaid benefit costs	1,407	—	(123)	1,284
Regulatory assets	2,843	9	438	3,290
Derivatives	—	1,326	29	1,355
Goodwill	302	587	2	891
Other	599	2,117	4,805	7,521
Total other assets	9,207	12,363	5,405	26,975
Total Assets	$53,484	$43,530	$6,688	$103,702
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	10,601	9,598	(9,709)	10,490
Retained earnings	9,040	17,212	(2,415)	23,837
Accumulated other comprehensive loss	—	(113)	(75)	(188)
Total common shareholders' equity	21,014	26,697	(13,567)	34,144
Noncontrolling interests	—	3,269	—	3,269
Total equity	21,014	29,966	(13,567)	37,413
Redeemable noncontrolling interests	—	468	—	468
Long-term debt	11,688	4,100	10,994	26,782
Total capitalization	32,702	34,534	(2,573)	64,663
Current Liabilities
Commercial paper	1,256	—	1,493	2,749
Other short-term debt	—	—	5,465	5,465
Current portion of long-term debt	95	602	2,019	2,716
Accounts payable	731	1,675	(20)	2,386
Customer deposits	442	3	—	445
Accrued interest and taxes	376	212	(111)	477
Derivatives	32	391	252	675
Accrued construction-related expenditures	323	865	7	1,195
Regulatory liabilities	310	3	12	325
Other	511	536	83	1,130
Total current liabilities	4,076	4,287	9,200	17,563
Other Liabilities and Deferred Credits
Asset retirement obligations	2,147	988	—	3,135
Deferred income taxes	5,165	2,590	(388)	7,367
Regulatory liabilities	8,886	—	123	9,009
Derivatives	9	416	91	516
Other	499	715	235	1,449
Total other liabilities and deferred credits	16,706	4,709	61	21,476
Commitments and Contingencies
Total Capitalization and Liabilities	$53,484	$43,530	$6,688	$103,702
————————————
(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,934	$158	$1,080	$(628)	$2,544
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,005	180	997	65	3,247
Nuclear fuel and other amortization	130	2	44	14	190
Unrealized losses (gains) on marked to market derivative contracts - net	—	—	(188)	323	135
Foreign currency transaction losses	—	—	—	10	10
Deferred income taxes	48	3	337	(263)	125
Cost recovery clauses and franchise fees	104	(11)	—	—	93
Equity in earnings of equity method investees	—	—	79	1	80
Distributions of earnings from equity method investees	—	—	337	—	337
Losses (gains) on disposal of businesses, assets and investments – net	(4)	—	(412)	1	(415)
Other - net	(15)	(20)	(102)	63	(74)
Changes in operating assets and liabilities:
Current assets	(318)	(67)	50	25	(310)
Noncurrent assets	(47)	60	(41)	(59)	(87)
Current liabilities	403	(39)	(229)	221	356
Noncurrent liabilities	(6)	(4)	22	—	12
Net cash provided by (used in) operating activities	4,234	262	1,974	(227)	6,243
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,603)	—	—	—	(3,603)
Acquisition and capital expenditures of Gulf Power	—	(471)	—	(4,457)	(4,928)
Independent power and other investments of NEER	—	—	(3,880)	—	(3,880)
Nuclear fuel purchases	(150)	—	(95)	—	(245)
Other capital expenditures, acquisitions and other investments	—	—	—	(957)	(957)
Sale of independent power and other investments of NEER	—	—	1,003	—	1,003
Proceeds from sale or maturity of securities in special use funds and other investments	1,798	—	837	177	2,812
Purchases of securities in special use funds and other investments	(1,885)	—	(807)	(209)	(2,901)
Other - net	31	—	112	93	236
Net cash used in investing activities	(3,809)	(471)	(2,830)	(5,353)	(12,463)
Cash Flows From Financing Activities
Issuances of long-term debt	2,498	405	61	7,959	10,923
Retirements of long-term debt	(85)	(105)	(1,320)	(2,051)	(3,561)
Net change in commercial paper	(811)	155	—	422	(234)
Repayments of other short-term debt	—	—	—	(4,725)	(4,725)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	460	—	460
Issuances of common stock - net	—	—	—	1,488	1,488
Dividends on common stock	—	—	—	(1,797)	(1,797)
Dividends & capital distributions from (to) parent - net	(1,950)	(241)	1,752	439	—
Other - net	(43)	—	78	(66)	(31)
Net cash provided by (used in) financing activities	(391)	214	1,031	1,669	2,523
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	2	—	2
Net increase (decrease) in cash, cash equivalents and restricted cash	34	5	177	(3,911)	(3,695)
Cash, cash equivalents and restricted cash at beginning of period	254	—	341	4,658	5,253
Cash, cash equivalents and restricted cash at end of period	$288	$5	$518	$747	$1,558
————————————
(a) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows(a)
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2018	FPL	NEER	Corporate and Other(b)	NextEra Energy
Cash Flows From Operating Activities
Net income	$1,764	$3,647	$51	$5,462
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,865	900	54	2,819
Nuclear fuel and other amortization	111	57	15	183
Unrealized losses (gains) on marked to market derivative contracts – net	—	91	(3)	88
Foreign currency transaction losses	—	—	(5)	(5)
Deferred income taxes	195	1,377	(22)	1,550
Cost recovery clauses and franchise fees	(79)	—	—	(79)
Equity in earnings of equity method investees	—	(344)	(27)	(371)
Distributions of earnings from equity method investees	—	227	15	242
Losses (gains) on disposal of a business, assets and investments – net	(5)	(134)	8	(131)
Gain on NEP deconsolidation	—	(3,927)	—	(3,927)
Other - net	(12)	(86)	33	(65)
Changes in operating assets and liabilities:
Current assets	(301)	(23)	(374)	(698)
Noncurrent assets	(14)	(76)	(7)	(97)
Current liabilities	31	118	70	219
Noncurrent liabilities	(3)	33	11	41
Net cash provided by (used in) operating activities	3,552	1,860	(181)	5,231
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,493)	—	—	(3,493)
Independent power and other investments of NEER	—	(4,825)	—	(4,825)
Nuclear fuel purchases	(104)	(113)	—	(217)
Other capital expenditures, acquisitions and other investments	—	—	(722)	(722)
Sale of independent power and other investments of NEER	—	327	—	327
Proceeds from sale or maturity of securities in special use funds and other investments	1,623	847	109	2,579
Purchases of securities in special use funds and other investments	(1,786)	(881)	(193)	(2,860)
Distributions from equity method investees of independent power investments	—	637	—	637
Other - net	205	(203)	11	13
Net cash used in investing activities	(3,555)	(4,211)	(795)	(8,561)
Cash Flows From Financing Activities
Issuances of long-term debt	1,594	52	2,382	4,028
Retirements of long-term debt	(1,580)	(488)	(525)	(2,593)
Net change in commercial paper	(1,482)	—	2,255	773
Proceeds from other short-term debt	—	—	625	625
Repayments of other short-term debt	(250)	—	(200)	(450)
Payments from related parties under a cash sweep and credit support agreement – net	—	720	—	720
Issuances of common stock - net	—	—	714	714
Dividends on common stock	—	—	(1,570)	(1,570)
Dividends & capital distributions from (to) parent - net	1,786	1,758	(3,544)	—
Other - net	(34)	(65)	(79)	(178)
Net cash provided by financing activities	34	1,977	58	2,069
Effects of currency translation on cash, cash equivalents and restricted cash	—	(1)	—	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	31	(375)	(918)	(1,262)
Cash, cash equivalents and restricted cash at beginning of period	174	871	938	1,983
Cash, cash equivalents and restricted cash at end of period	$205	$496	$20	$721
————————————
(a) Amounts have been retrospectively adjusted for an accounting standard update related to leases.
(b) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32	$1.61	$2.10	$13.00

FPL - 2018 Earnings Per Share	$1.02	$1.32	$1.37	$3.71
New investment growth	0.09	0.09	0.08	0.26
Allowance for funds used during construction	0.01	(0.02)	(0.02)	(0.04)
Other and share dilution	0.10	(0.02)	(0.03)	0.07
FPL - 2019 Earnings Per Share	$1.22	$1.37	$1.40	$4.00

Gulf Power - 2018 Earnings Per Share	$—	$—	$—	$—
Post acquisition contribution	0.08	0.12	0.16	0.36
Acquisition-related	—	(0.03)	—	(0.03)
Gulf Power - 2019 Earnings Per Share	$0.08	$0.09	$0.16	$0.33

NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.26	$0.52	$0.44	$9.18
New investments	0.08	0.09	0.22	0.40
Existing assets	(0.10)	(0.06)	(0.01)	(0.17)
Gas infrastructure	0.03	0.02	0.03	0.07
Customer supply and proprietary power & gas trading	0.06	0.06	0.03	0.15
Asset sales/abandonment	(0.06)	—	(0.11)	(0.17)
Non-qualifying hedges impact	(0.55)	0.02	0.24	(0.28)
Tax reform-related, including the impact of income tax rate change on differential membership interests	(1.01)	(0.01)	0.03	(0.98)
NEP investment gains - net (see related tax effects in Corporate and Other below)	(6.38)	0.67	(0.06)	(5.74)
Spain operating results	0.01	0.02	—	0.03
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	0.20	0.05	(0.04)	0.20
Interest and corporate general and administrative expenses	0.01	(0.03)	(0.07)	(0.08)
Other, including other investment income, income taxes and share dilution	0.08	0.02	0.05	0.14
NEER - 2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.63	$1.37	$0.75	$2.75

Corporate and Other - 2018 Earnings (Loss) Per Share	$0.04	$(0.23)	$0.29	$0.11
Non-qualifying hedges impact	(0.39)	(0.02)	(0.61)	(1.05)
NEP investment gains - net	0.06	—	—	0.05
Acquisition-related	(0.09)	(0.01)	(0.02)	(0.11)
Tax reform-related	—	(0.01)	(0.04)	(0.04)
Other, primarily interest expense and share dilution	(0.14)	—	(0.12)	(0.26)
Corporate and Other - 2019 Earnings (Loss) Per Share	$(0.52)	$(0.27)	$(0.50)	$(1.30)

2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$2.56	$1.81	$5.78

Certain amounts for the first and second quarter were reclassified to confirm to the current period presentation. In addition, prior year amounts have been retrospectively adjusted for an accounting standards update related to leases.

Corporate & Other represents other business activities, eliminating entries and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.